Independent auditors' consent

The board and shareholders
IDS Tax-Free Money Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP



Minneapolis, Minnesota
February 22,  1999